EXHIBIT 2.1


                            SHARE PURCHASE AGREEMENT

THIS AGREEMENT dated for reference the 16th day of May, 2000.

AMONG:

          RANDY EHLI, of 1127 23rd Avenue SW, Puyallup, Washington, 98371

          (the "Vendor")

                                                               OF THE FIRST PART

AND:

          ABLEAUCTIONS.COM, INC., a company incorporated under the laws of Florida and having its head office located at 7303 East Earll Drive, Scottsdale, Arizona, 85251

          (the "Purchaser")

                                                              OF THE SECOND PART

AND:

          EHLI'S COMMERCIAL/INDUSTRIAL AUCTIONS, INC., a company incorporated under the laws of Washington and having an office located at 2042 112th Street South, Tacoma, Washington, 98444

          (the "Company")

                                                               OF THE THIRD PART

WHEREAS:

A. The Vendor is the registered and beneficial owner of 100% of the Company's issued and outstanding common shares; and

B. The Vendor has agreed to sell and the Purchaser has agreed to purchase 100% of the Company's issued and outstanding common shares, subject to the following terms and conditions.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT, in consideration of the promises, covenants, terms, conditions, representations, and warranties set forth in this Agreement, the parties agree as follows:

1.       INTERPRETATION

1.1 Where used in this Agreement, the following words will have the following meanings:

(a) "Ableauctions Shares" means the 50,000 shares of common stock of the Purchaser to be issued to the Vendor pursuant to section 2.2(b) hereof;


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(b)  "AccountsReceivable"  means  all trade  accounts,  notes,  and other  debts arising out of the operation of the Business and owing to the Company as at the Closing Date, whether due or to become due as at or after the Closing Date;

(c) "Agreement" means this agreement, including the preamble and the Schedules, as supplemented or amended in effect from time to time;

(d) "Assets" means all personal property, choses in action, intangible or intellectual property (including patents, copyrights, trade-marks, trade names, or licenses), and all other assets of any kind owned by the Company, including those described in Schedule "B";

(e) "Business" means the business carried on by the Company described as the auction of motor vehicles and industrial equipment, but does not include the charity auction business known as Auctions for Fund(TM) operated by Randy Ehli;

(f) "Closing Date" means the closing date of the transaction contemplated by this Agreement as defined in paragraph 6.1 of this Agreement;

(g)  "Company" means Ehli's Commercial/Industrial Auctions, Inc.;

(h) "Contracts" means all material commitments, agreements, contracts, arrangements, instruments, leases, and other documents entered into by the Company, by which the Company is bound, or to which the Company or the Assets are subject and which are described in Schedule "D";

(i) "Indebtedness" means all of the Company's trade accounts, debts, duties, endorsements, guarantees, liabilities, obligations, responsibilities, and undertakings assumed, created, incurred, or made, whether voluntary or involuntary, however incurred or made or arising, whether due or not due (except accrued employees' salaries that are not yet due), absolute, inchoate, or contingent, liquidated or unliquidated, determined or undetermined, direct or indirect, express or implied, and whether the Company may be liable individually or jointly with others, which are described in Schedule "C" as at the date specified therein;

(j) "Lien" means any mortgage, debenture, charge, hypothecation, pledge, lien, or other security interest or encumbrance of any kind, regardless of form and whether consensual or arising by laws, statutory, or otherwise, that secures the payment of any Indebtedness or the performance of any obligation or creates in favour of or grants to any Person any proprietary right;

(k) "Names" means the names "Ehli's Commercial/Industrial Auctions", "Tacoma Auto Auction", "Auto Auctions of America", and "Cyberauctions", and the domain names "ehliauctions.com" and "cyberauctions.com" or any variation;

(l) "Person" means an individual, corporation, body corporate, partnership, joint venture, society, association, trust, or unincorporated organization, or any trustee, executor, administrator, or other legal representative;

(m)  "Purchaser" means Ableauctions.com, Inc.;

(n) "Securities Act" means the United States Securities Act of 1933, as amended;

(o) "Shareholder Loan" means the loan of $44,984.80 owed by the Company to the Vendor;

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(p)  "Shares" means 500 shares of common stock without par value of the Company, representing 100% of the Company's issued and outstanding shares, which the Vendor will transfer to the Purchaser; and

(q)  "Vendor" means Randy Ehli.

1.2 In this Agreement, except as otherwise expressly provided:

(a) the headings are for convenience only and do not form a part of this Agreement and are not intended to interpret, define, or limit the scope, extent, or intent of this Agreement or any of its provisions;

(b) the singular of any term includes the plural, and vice versa, the use of any term is equally applicable to any gender and, where applicable, a body corporate, the word "or" is not exclusive and the word "including" is not limited (whether or not non-limited language, such as "without limitation" or "but not limited to" or words of similar import is used with reference to that term);

(c) any accounting term not otherwise defined has the meanings assigned to it in accordance with generally accepted accounting principles applicable in the United States;

(d) any reference to a statute includes and is a reference to that statute and to the regulations made under that statute, with all amendments made to that statute and in force from time to time, and to any statute or regulations that may be passed that has the effect of supplementing or superseding that statute or those regulations;

(e) except as otherwise provided, any dollar amount referred to in this Agreement is in U.S. funds; and

(f) any other term defined within the text of this Agreement has the meaning so ascribed.

1.3 The following are the Schedules to this Agreement:

                  Schedule                  Description
                  --------                  -----------
                  A                         Financial Statements of the Company
                  B                         List of Assets
                  C                         List of Indebtedness
                  D                         List of Contracts
                  E                         Terms of Employment
                  F                         Employment Agreement
                  G                         Consulting Agreement
                  H                         Stock Option Agreement
                  I                         Accredited Investor Questionnaire

2. PURCHASE AND SALE OF SHARES

2.1 Subject to the conditions and on the terms set forth in this Agreement, the Purchaser agrees to purchase and the Vendor agrees to sell to the Purchaser all of its right, title, and interest in and to the Shares.


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2.2 The  Purchaser  will pay the purchase  price for the Shares of $1,250,000 to the Vendor as follows:

(a)  the cash sum of $900,000 on the Closing Date; and

(b) as to the balance of $350,000 by issuing to the Vendor the Ableauctions Shares at a deemed price of $7.00 per share.

2.3 The Vendor acknowledges that there will be restrictions on the transfer of the Ableauctions Shares as follows:

(a) Restrictions on Transfer. The Vendor agrees that it will not sell, assign, pledge, give, transfer, or otherwise dispose of the Ableauctions Shares or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the Ableauctions Shares under the Securities Act and all applicable state securities laws or in a transaction that is exempt from the registration provisions of the Securities Act and all applicable state securities laws.

     Any attempted sale, assignment, or other transfer of the Ableauctions Shares without compliance with the provisions of this Agreement will be void.

(b) Legend. The following legend will be affixed on the certificates representing the Ableauctions Shares owned by the Vendor and the Purchaser will affix this legend on each share certificate subsequently issued to the
     Vendor:

     "The Securities Represented Hereby HAve not been registered under United States federal or state securities laws and may not be offered for sale, sold or otherwise transferred or assigned for value, directly or indirectly, nor may The securities be transferred on the books of the corporation, without registration under all applicable UNITed States federal or state securities laws or compliance with an applicable exemption therefrom, such compliance, at the option of the corporation, to be evidenced by an opinion of THE HOLDER'S counsel, in form acceptable to the corporation, that no violation of such registration provisions would result from any proposed transfer or assignment."

3. REPRESENTATIONS AND WARRANTIES OF THE VENDOR

3.1 To induce the Purchaser to enter into and consummate this Agreement, the Vendor represents and warrants to the Purchaser as follows:

(a) the Vendor is the registered holder and beneficial owner of the Shares, being all of the Company's issued and outstanding shares, and the Vendor has no other interest, legal or beneficial, direct or indirect, in any other securities of the Company or in the Company's Assets or the Business;

(b) the Shares are free and clear of all Liens, equities, or claims of any kind, and the Shares are validly issued and outstanding as fully paid and non-assessable;

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(c)  the  signing and  delivery  of this  Agreement  and the  completion  of the transaction contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Vendor and the Company;

(d) the Vendor has the power and capacity and good and sufficient right and authority to enter into this Agreement on the terms and conditions set forth in this Agreement and to transfer the legal and beneficial title and ownership of the Shares to the Purchaser;

(e) this Agreement constitutes a legal, valid, and binding obligation of the Vendor and the Company enforceable against the Vendor and the Company in accordance with its terms, except as may be limited by laws of general application affecting the rights of creditors;

(f) neither the signing nor delivery of this Agreement, nor the completion of the purchase and sale of the Shares, will:

     (i) violate any of the terms and provisions of the Company's Bylaws or Articles of Incorporation, or any judgment, order, decree, statute, bylaw, regulation, covenant, restriction, or any Contract or agreement applicable to the Vendor, the Company, or any of the Assets;

     (ii) give any Person the right to terminate or cancel any Contract or any other right, license, permit, or other benefit enjoyed by the Company, or remove any of the Assets; or

     (iii) result in the creation or imposition of any Lien or restriction of any nature whatsoever in favour of any Person on or against the Assets or the Shares;

(g) the Company is a corporation duly incorporated and validly existing under the laws of Washington and will on the Closing Date be in good standing regarding the filing of annual reports and has the power, authority, and capacity to enter into this Agreement and to carry out its terms;

(h) the Company's authorized capital is 50,000 shares of common stock without par value, of which the Vendor holds an aggregate 500 shares of common stock;

(i) no Person has any agreement or option or a right capable of becoming an agreement:

     (i) to require the Company to issue any other securities or to convert or exchange any securities into or for shares of the Company;

     (ii) for the purchase, subscription, allotment, or issuance of any of the Company's unissued shares; or

     (iii) to require the Company to purchase, redeem, or otherwise acquire any of the its issued and outstanding shares;

(j) the Company's unaudited financial statements for the financial year ended December 31, 1999, attached as Schedule "A", are substantially true and correct in every material respect and present fairly the Company's financial position and the results of its operations for the periods then ended, in accordance with generally accepted accounting principles applied on a basis consistent with that of previous years;

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                                       6



(k)     since December 31, 1999:

     (i) there have been no material adverse changes in the Company's corporate or financial affairs or the Business;

     (ii) the Company has not discharged or satisfied or paid any Liens or Indebtedness other than current Indebtedness in the normal course of business and the Shareholder Loan, the latter of which will be repaid before the Closing Date;

     (iii) the Company has not made or authorized any single capital expenditure that exceeds $5,000 without full disclosure to the Purchaser;

     (iv) the Company has neither waived nor surrendered any right of material value; and

     (v)       the Business has been carried on in the normal course;

(l) all of the Company's Indebtedness is disclosed or reflected in Schedules "A" and "C", except Indebtedness incurred in the normal course of business since December 31, 1999, and the Company has not guaranteed, or agreed to guarantee, any debt, liability, or other obligation of any Person;

(m)  on the Closing Date the Company's Indebtedness will not exceed $10,000;

(n) other than the Shareholder Loan, which will be repaid before the Closing Date, the Company is not indebted nor under obligation to the Vendor or any of the Company's directors, officers, employees, or affiliates, and specifically the Company is not liable to pay any outstanding salaries or wages, except in the normal course of business;

(o) neither the Vendor nor any director, officer, employee, or affiliate of the Company are indebted or under obligation to the Company on any account whatsoever;

(p) the Company has not made, declared, or authorized any dividends or other distribution on any of its shares;

(q) the Company has the corporate power to own the Assets owned by it as shown in Schedule "B", and to carry on the Business, and is duly registered and qualified to carry on business in Washington and all other jurisdictions in which it does so;

(r) the Company has good and marketable title or rights to and possession of all the Assets free and clear of all Liens or other claims whatsoever, and neither the Vendor nor any of his family or affiliates own any Assets used by the Company;

(s) each item of machinery and equipment comprised in the Assets is in normal operating condition and in a state of reasonable maintenance and repair;

(t)  the Company has no Accounts Receivable;

(u) the Company has not altered its Articles of Incorporation and Bylaws since its incorporation, except as disclosed in the Company's minute books;

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                                       7



(v) there is no basis for and there are no actions, suits, judgments, investigations, or proceedings outstanding or pending or, to the Vendor's knowledge, threatened against or affecting the Shares, the Company, or the Assets at law or in equity or before or by any court or federal, state, municipal, or other government authority, department, commission, board, bureau, or agency;

(w) to the Vendor's best knowledge, the Company is not in breach, violation, or infringement of:

     (i) any laws, ordinances, statutes, regulations, bylaws, judgments, orders, or decrees to which it is subject or which apply to it; or

     (ii) any patent, copyright, trade-mark, license, or other industrial or intellectual property held by any other Person;

(x) the Company has obtained all permits, certificates, approvals, registrations, and licences required for the operation of the Business as it is presently being conducted, and the Company has not experienced, noted, or recorded any violations of any permits, certificates, approvals, registrations, and licences, and no proceeding is pending or threatened to revoke or limit any of them;

(y)  The Vendor has not:

     (i) granted the right or license to any Person to use any of the Names;

     (ii) received notice from any Person that the Vendor's use of any of the Names infringes the rights of any other Person; and

     (iii) assigned any rights to any of the Names or any other trademarks to any other Person.

(z) the Company has not experienced nor is the Vendor aware of any occurrence or event that has had, or might reasonably be expected to have, a materially adverse effect on the Business or the results of its operations;

(aa) the Company has promptly and properly recorded or filed all of its material transactions in or with its respective books and records, and the Company's minute books contain all records of the meetings and proceedings of shareholders and directors;

(bb) the Company does not own, directly or indirectly, any shares or interest in any other Person;

(cc) the only present directors and officers of the Company are as follows:

         Name:                      Positions:
         -----                      ----------
         Randy Ehli                 President, Secretary, and sole Director
         Cheryl A. Helmka           Vice-President

(dd) Schedule "D" contains a true and correct listing of all of the Company's valid and outstanding Contracts;

(ee) the Company's Board of Directors has approved all of the Contracts set out in Schedule "D" and the Company is not in material breach of or default under any of the terms, conditions, covenants, or provisions of the Contracts, nor has the Company done or omitted to do anything that, with the


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     giving of notice or lapse of time or both,  would constitute a breach of or default under any Contract;

(ff) the Vendor is not a party to any collective agreement relating to the Business with any labour union or other association of employees and no part of the Business has been certified as a unit appropriate for collective bargaining;

(gg) the name and position of each of the Company's present employees, the duration of the employment of each employee with the Company, and the Company's remuneration, benefit obligations, and accrued vacation pay for each employee is accurately set out in Schedule "E", and the Company will have paid the full amounts of salaries, pensions, bonuses, commissions, and other remuneration of any nature, including severance pay and unpaid earned wages of the Company's present or former directors, officers, employees, salesmen, consultants, and agents, as at the Closing Date, up to the most recent pay day;

(hh) since February 2000, the Company has not increased the pay of or paid or agreed to pay any pension, bonus, share of profits, or other similar benefit to or for the benefit of any employee, director, officer, or agent of the Company;

(ii) there are no pension, profit sharing, incentive, bonus, or similar plans or other compensation plans affecting the Company and the Company has no unfunded or unpaid liability for any plans;

(jj) the Company does not have any Contracts, undertakings, or arrangements, whether oral, written, or implied, with lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, lawyers, or others that it cannot terminate on less than one month's notice;

(kk) the Company has been assessed for federal and state income tax for all years to and including the year ended December 31, 1999, and the Company has withheld and remitted to the Internal Revenue Service, or any other applicable tax collecting authority, all amounts required to be remitted to them respecting payments to employees or to non-residents or otherwise, and has paid all instalments of corporate taxes due and payable;

(ll) the Company has filed all tax returns, filings, and reports required by law to be filed prior to the date of this Agreement, including all federal and state income tax returns, all returns and filings pertaining to compensation of employees of the Company for job related injuries required by any state or federal law, and any other tax returns applicable to the Company, and those returns, filings, and reports are true, complete, and correct, and the Company has paid all taxes and other government charges, including all income, excise, sales, business, and property taxes and other rates, charges, assessment, levies, duties, taxes, contributions, fees, and licences required to be paid, and if not required to be paid as at the date of this Agreement, have been accrued in the financial statements contained in Schedule "A";

(mm) the Company has made adequate provision for taxes payable by the Company for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time for the filing of any tax return by or payment of any tax, governmental charge, or deficiency by the Company, and, to the Vendor's knowledge, there are no contingent tax liabilities or any grounds that would prompt a re-assessment;

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                                       9



(nn) the Company has made all elections required to be made under applicable income tax legislation in the United States, or other tax legislations in connection with any distributions by the Company, and all elections were true and correct and in the prescribed forms and were made within the prescribed time periods; and

(oo) to the Vendor's best knowledge, all information set out in the Schedules to this Agreement is complete and accurate in every material respect.

3.2 The Vendor's representations, warranties, covenants, and agreements contained in this Agreement or in any certificates or documents delivered under this Agreement or in connection with the transaction contemplated by this Agreement will be true and correct at and as of the Closing Date as though the representations and warranties were made at and as of that time. Despite any investigations or inquiries made by the Purchaser before the signing of this Agreement or the waiver of any condition by the Purchaser, the Vendor's representations, warranties, covenants, and agreements will survive the signing and closing of this Agreement and, despite the purchase and sale provided for in this Agreement, will continue in full force and effect for one year from the Closing Date. If any of these representations and warranties are found to be incorrect or if the Vendor breaches or is found to breach any covenant or agreement, which incorrectness or breach will result in the Purchaser sustaining, directly or indirectly, any loss or damage, then the Vendor will pay to the Purchaser the amount of the loss or damage within 30 days of receiving notice of the loss or damage.

4. PURCHASER'S REPRESENTATIONS AND WARRANTIES

4.1 To induce the Vendor to enter into and consummate this Agreement, the Purchaser represents and warrants to the Vendor as follows:

(a) the Purchaser is a corporation duly incorporated, validly existing, and in good standing under the laws of Florida, and has the power and capacity to enter into this Agreement and carry out its terms;

(b) the signing and delivery of this Agreement and the completion of the transaction contemplated by this Agreement has been duly and validly authorized by all necessary corporate action on the Purchaser's part;

(c) this Agreement constitutes a legal, valid, and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms except as limited by laws of general application affecting the rights of creditors;

(d) the Purchaser is a "reporting issuer" in the United States within the meaning of the Securities Exchange Act of 1934; and

(e) the Purchaser's shares of common stock are quoted for trading on the National Association of Securities Dealers Over-the-Counter Bulletin Board.

5. COVENANTS OF THE PARTIES

5.1 Between the date of this Agreement and the Closing Date, the Company will not:

(a)  issue, or enter into any agreements to issue, any securities of the Company
     including  without  limitation  shares,  warrants,   options,   convertible
     securities, or rights to purchase shares;

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                                       10



(b) redeem, purchase, or otherwise acquire or commit to acquire any of the Company's shares;

(c)  amend its Charter documents;

(d) effect any subdivision, consolidation, or reclassification of any of the Company's shares;

(e) enter into any Contracts of any nature whatsoever except with the Purchaser's prior written consent;

(f) purchase or sell any of the Company's Assets except bona fide inventory sold in the normal course of business to Persons at arm's length to the Company and its directors and officers;

(g)  make any capital expenditure in excess of $5,000; and

(h) make or agree to make any payment to any director, officer, employee, or agent of the Company except in the normal course of business and at the regular rates of salary and commission for that person or as reasonable reimbursement for expenses incurred by that person in connection with the Company.

5.2 Between the date of this Agreement and the Closing Date, the Vendor and the Company will:

(a) permit, at all reasonable times, the Purchaser and its officers, counsel, accountants, and other representatives full access, during normal business hours, to the Company's Assets, books and records, Contracts, minute book, and share register and give the Purchaser and its representatives all information about the Company that they may reasonably require;

(b)  conduct the Business and affairs diligently and only in the normal course;

(c) preserve and maintain the Company's employees, customers, suppliers, and goodwill and the Assets and the Business;

(d) repay the Shareholder Loan and distribute all retained earnings to the Vendor; and

(e) promptly advise the Purchaser regarding any development that materially affects the Business or the Assets, in either case taken as a whole.

6. CLOSING MATTERS

6.1 In this Agreement, the "Closing Date" means the date mutually agreed to by the parties, which will be on or before May 16, 2000. If the transactions contemplated by this Agreement do not close by May 16, 2000, then this Agreement will terminate unless the parties mutually agree to extend the Closing Date, which extension is not to be unreasonably withheld. The closing will be held at the place mutually agreed on by the parties, failing which the closing will be held at the offices of the Purchaser's solicitor, Claudia L. Losie, 1700 - 1185 West Georgia Street, Vancouver, British Columbia.

6.2 The Purchaser's obligation to complete the transactions contemplated by this Agreement is subject to the conditions that:

(a)  the  representations and warranties of the Vendor as set forth in paragraph
     3.1 of this Agreement will be true and correct in every particular as if the Vendor made those representations and warranties on the Closing Date;

(b) the Vendor and the Company will have performed or complied with all covenants and agreements to be performed by them;

(c) the Vendor will have delivered all documents to be delivered by it under paragraph 6.4 of this Agreement;

(d)  the Company has no  Indebtedness  in excess of $10,000 on the Closing Date;
     and

(e) the Company will not have experienced any event or condition or have taken any action of any kind adversely affecting the Assets or the Business to materially reduce the value of the Assets or the Business to the Purchaser.

     The conditions set forth in this paragraph 6.2 are for the exclusive benefit of the Purchaser and the Purchaser may waive these conditions in writing in whole or in part on or before the Closing Date, but save as so waived, the completion by the Purchaser of the transaction contemplated by this Agreement will not prejudice or affect in any way the Purchaser's rights regarding the Vendor's representations and warranties set forth in paragraphs 3.1 and 3.2.

6.3 The Vendor's obligations to complete the transaction contemplated by this Agreement are subject to the conditions that:

(a)  the  Purchaser's  representations  and warranties as set forth in paragraph
     4.1 will be true and correct in every particular as if the Purchaser made those representations and warranties on the Closing Date;

(b) the Purchaser will have performed or complied with all covenants and agreements to be performed or complied with by it; and

(c) the Purchaser will have delivered all documents to be delivered by it under paragraph 6.5.

     The conditions set forth in this paragraph 6.3 are for the Vendor's exclusive benefit and the Vendor may waive these conditions in writing in whole or in part on or before the Closing Date, but save as so waived, the completion by the Vendor of the transaction contemplated by this Agreement will not prejudice or affect in any way the Vendor's rights regarding the Purchaser's representations and warranties set forth in paragraphs 4.1 and 4.2.

6.4 On the Closing Date, the Vendor will deliver or cause to be delivered to the Purchaser the following:

(a)  all  of  the  Company's  corporate  records,  books  of  account,   Assets,
     Contracts, registers, and documents, including the Company's minute book and corporate seal;

(b) a legal opinion of the solicitors of the Vendor or the Company that the Shares were legally created and are fully paid and non-assessable, that the Company has taken all necessary corporate actions to authorize and approve the transfer of the Shares to the Purchaser, and that the transfer will not breach or cause a breach of any terms of the Company's Articles of Incorporation and Bylaws;

(c) a certificate of the Vendor confirming the amount of the Company's Indebtedness, the accuracy of all representations and warranties contained in paragraph 3.1 of this Agreement, the fulfilment of all covenants and conditions under this Agreement, unless waived, and any other matters that the Purchaser may reasonably require;

(d) sequential resignations in writing of all of the Company's current directors and officers and sequential appointments of new directors and officers of the Company as nominated by the Purchaser evidenced by duly signed resolutions of the Company's directors;

(e) duly signed resolutions of the Company changing the authorized signatories of all corporate bank accounts to nominees of the Purchaser;

(f) the Accredited Investor Questionnaire completed and signed by the Vendor in the form attached as Schedule "I"; and

(g) a signed employment agreement between the Company and Randy Ehli in the form attached as Schedule "F".

6.5 On the Closing Date, the Purchaser will deliver to the Vendor the following:

(a) a certified cheque or banker's draft payable by the Purchaser to the Vendor in the amount of $900,000;

(b) a certificate representing the Ableauctions Shares registered in the name of the Vendor;

(c) a signed employment agreement between the Company and Randy Ehli in the form attached as Schedule "F";

(d) a signed consulting agreement between the Company and Marilyn and William Ehli in the form attached as Schedule "G"; and

(e) signed stock option agreement between the Purchaser and Randy Ehli in the form attached as Schedule "H".

7. INDEMNITY

7.1 The Vendor will indemnify and hold harmless the Purchaser from and against:

(a) any and all losses, damages, or deficiencies resulting from any misrepresentation, breach of warranty, or non-fulfillment of any covenant on the part of the Vendor or the Company under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by the Vendor to the Purchaser; and

(b) any and all actions, suits, proceedings, demands, assessments, judgments, costs, and legal and other expenses incidental to the foregoing, provided that:

(c)  the  Purchaser   gives  the  Vendor   written   notice  of  its  claim  for
     indemnification on or before the day that is one year from the Closing Date; and

(d) the aggregate amount of any and all claims made under this Article 7 exceeds $5,000, it being understood that once such amount is exceeded, the aggregate of all such claims (including such $5,000 amount and any amount in excess thereof), will be payable to the Purchaser or the Company by the Vendor.

8. NOTICES

8.1 Any notices to be given by either party to the other will be sufficiently given if delivered personally or transmitted by facsimile or if sent by registered mail, postage prepaid, to the parties at their respective addresses shown on the first page of this Agreement, or to any other addresses as the parties may notify to the other from time to time in writing. This notice will be deemed to have been given at the time of delivery, if delivered in person or transmitted by facsimile, or within five business days from the date of posting if mailed.

9. GENERAL

9.1 The parties will sign all other documents and do all other things necessary to carry out and give effect to the intent of this Agreement.

9.2 This Agreement will enure to the benefit of and will be binding on the parties and their respective heirs, executors, administrators, successors, and assigns.

9.3 Time will be of the essence of this Agreement.

9.4 This Agreement constitutes the entire Agreement between the parties and there are no representations or warranties, express or implied, statutory or otherwise, and no terms, conditions, or agreements collateral to this Agreement other than as expressly set forth or referred to in this Agreement. This Agreement supersedes all letters of intent or agreements made between the parties before the date of this Agreement.

9.5 If any part of this Agreement is held invalid or unenforceable by a Court of law, then this Agreement will be read as if the invalid or unenforceable provision were removed.

9.6 The parties may sign this Agreement in several parts in the same form, which parts will together form one original agreement and will be read together and construed as if all signing parties had signed one copy of this Agreement.

9.7 This Agreement will be governed by and construed in accordance with the laws of the Washington and the parties will attorn to the jurisdiction of the Courts thereof.

     IN WITNESS WHEREOF the parties have signed this Agreement as of the date written on the first page of this Agreement.

SIGNED, SEALED AND DELIVERED           )
by randy ehli                          )
in the presence of                     )
                                       )     /s/ Randy Ehli
                                       )     -----------------------------------
                                       )     Randy Ehli
---------------------------------------)
Witness                                )
                                       )
---------------------------------------)
Witness                                )


THE CORPORATE SEAL OF                  )
ableauctions.com, inc.                 )
was affixed in the presence of         )
                                       )
                                       )
/s/ Abdul Ladha                        )     c/s
---------------------------------------
Authorized Signatory                   )
                                       )
---------------------------------------)
Authorized Signatory                   )


THE CORPORATE SEAL OF                  )
ehli's commercial/industrial           )
AUCTIONS, INC. was affixed             )
in the presence of                     )
                                       )
/s/ Abdul Ladha                        )     c/s
---------------------------------------
Authorized Signatory                   )
                                       )
---------------------------------------)
Authorized Signatory                   )